UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 21, 2005

Fauquier Bankshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	000-25805	541288193
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	540 347-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02. Termination of a Material Definitive Agreement.

In connection with C. Hunton Tiffany’s retirement, effective May 31, 2004, as Chief Executive Officer of Fauquier Bankshares, Inc., Mr. Tiffany and The Fauquier Bank (the Bank) have entered into an agreement (attached as an exhibit hereto) clarifying that Mr. Tiffany’s Change of Control Agreement with the Bank was intended to be terminated upon his retirement as Chief Executive Officer of Fauquier Bankshares, Inc. The Change of Control Agreement provided for Mr. Tiffany to receive certain payments from the Bank if his employment were terminated other than for cause following a change of control of the Bank (as defined in the agreement) or if he resigned his position for good reason (as defined in the agreement) following a change in control of the Bank. The effective date of the termination of the Change of Control Agreement is April 21, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number

10.4 Change of Control Agreement, dated November 16, 1994, as amended June 13, 1997, between the Bank and C. Hunton Tiffany, incorporated by reference to Exhibit 10.4 to Form 10-K filed March 25, 2003.

10.4.1 Amendment and Termination of Agreement, dated April 21, 2005, between the Bank and C. Hunton Tiffany, filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

April 21, 2005	By:	Randy K. Ferrell

Name: Randy K. Ferrell
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

10.4.1	Amendment and Termination of Agreement, dated April 21, 2005, between the Bank and C. Hunton Tiffany, filed herewith.